EXHIBIT 99.4

TRIAD HUNTER, LLC AND HUNTER DISPOSAL, LLC

CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED JUNE 30, 2010 AND 2009

PART I. FINANCIAL INFORMATION

TRIAD HUNTER, LLC AND HUNTER DISPOSAL, LLC
CONDENSED COMBINED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$2,915,026
Accounts receivable	2,123,848	2,462,917
Accounts receivable, intercompany	8,820,250	7,999,832
Prepaids and other current assets	750,380	1,086,654
Total current assets	11,694,478	14,464,429

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting
Unproved	22,398,528	2,433,630
Proved properties	48,250,293	69,266,226
Equipment and other fixed assets	3,969,720	4,388,218
Total property and equipment, net	74,618,541	76,088,074

OTHERS ASSETS:
Other assets	434,505	385,711
Deferred financing costs, net	-	394,081
Total assets	$86,747,524	$91,332,295

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,079,387	$1,513,518
Accrued liabilities	464,036	674,406
Revenue payable	1,948,844	1,782,494
Current portion of notes payable	168,708	-
Total current liabilities	4,660,975	3,970,418

NONCURRENT LIABILITIES:
Liabilities subject to compromise	-	77,664,336
Notes payable, less current portion	531,501	-
Asset retirement obligation	2,351,623	161,270
Total liabilities	7,544,099	82,796,024

SHAREHOLDERS’ EQUITY:
Common stock	-	9,150
Treasury stock	-	(5,300,000)
Additional paid in capital	-	241,700
Contributed capital	77,545,828	-
Retained earnings	1,657,597	14,420,729
Total shareholders’ equity	79,203,425	9,371,579
Non-controlling interest	-	164,692
Total shareholders’ equity	79,203,425	9,536,271
Total liabilities and shareholders' equity	$86,747,524	$91,332,295

The accompanying notes are an integral part of these unaudited combined financial statements

TRIAD HUNTER, LLC AND HUNTER DISPOSAL, LLC
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
REVENUE:
Oil and gas sales	$9,534,176	$8,322,987
Field operations and other	735,348	1,017,659
Total revenue	10,269,524	9,340,646

EXPENSES:
Lease operating expenses	3,106,408	2,341,025
Severance taxes and marketing	783,504	687,952
Exploration	320,206	130,903
Field operations	649,090	1,637,080
Depreciation, depletion and accretion	2,283,177	2,148,827
General and administrative	1,008,719	1,107,459
Total expenses	8,151,104	8,053,246

INCOME FROM OPERATIONS	2,118,420	1,287,400

OTHER INCOME AND (EXPENSE):
Interest income	4,263	12,391
Interest expense	(19,233)	(1,542,382)
Gain on derivative contracts	-	599,577

Income before reorganization items	2,103,450	356,986

Bankruptcy fees	(333,881)	(1,843,463)

Net income (loss)	$1,769,569	$(1,486,477)

The accompanying notes are an integral part of these unaudited combined financial statements

TRIAD HUNTER, LLC AND HUNTER DISPOSAL, LLC
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities
Net income (loss)	$1,769,569	$(1,486,477)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation, and accretion	2,283,117	2,148,827
Exploratory cost		-
Amortization of deferred financing costs included in interest expense	42,577	253,646
Accretion expense		-
(Gain) loss on sale of assets	(43,704)	19,865
Changes in operating assets and liabilities:
Accounts receivable	(7,402,069)	(687,854)
Notes receivable	-	(12,227)
Inventory	55,341	99,106
Prepaid expenses	280,933	121,247
Accounts payable	565,869	77,050
Revenue payable	166,350	(115,066)
Accrued liabilities	(210,370)	(278,633)
Net cash provided by operating activities	(2,492,387)	139,484

Cash flows from investing activities
Capital expenditures	(696,609)	(253,500)
Change in deposits	302,710	(34,307)
Proceeds from sale of assets	45,517	210,032
Net cash used in investing activities	(348,382)	(77,775)

Cash flows from financing activities
Proceeds from loan	139,362	1,090,000
Principal payment on loan	(213,619)	(410,017)
Net cash (used in) provided by financing activities	(74,257)	679,983

Net increase (decrease) in cash and cash equivalents	(2,915,026)	741,692
Cash and cash equivalents, beginning of period	2,915,026	197,795

Cash and cash equivalents, end of period	$-	$939,487

Supplemental disclosure of cash flow information
Cash paid for interest	$19,233	$2,186,221
MHR capital contribution	$77,545,828	$-

The accompanying notes are an integral part of these unaudited combined financial statements

TRIAD HUNTER, LLC AND HUNTER DISPOSAL, LLC
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — BASIS OF PRESENTATION

The accompanying unaudited condensed combined interim financial statements of Triad Hunter, LLC and Hunter Disposal, LLC (together the “The Companies”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2009.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Presentation

The combined financial statements include the accounts of Triad Hunter, LLC and Hunter Disposal, LLC. All significant intercompany balances and transactions have been eliminated.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ from those estimates under different assumptions and conditions.

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We consider an accounting estimate or judgment to be critical if (i) it requires assumptions to be made that were uncertain at the time the estimate was made, and (ii) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

The Companies recognized a gain on the realization of derivative contracts of $599,577 for the six months ended June 30, 2009. All derivative contracts were terminated in the six month period ending June 30, 2009 and no further derivative contracts were entered into in subsequent periods.

NOTE 3 — NEW ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASC 2010-09, Amendments to Certain Recognition and Disclosure Requirements, related to subsequent events under ASC 855, Subsequent Events. This guidance states that if an entity is an SEC filer, it is required to evaluate subsequent events for disclosure through the date that the financial statements are issued.  We adopted this guidance as of February 2010 and have included the required disclosures in our condensed combined financial statements. See Note 8 – Subsequent Events for additional information.

TRIAD HUNTER, LLC AND HUNTER DISPOSAL, LLC
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 — ACQUISITION

On February 12, 2010 all of the assets of Triad Energy, Triad Resources, and Triad Oil and Gas were acquired by Magnum Hunter Resources Corporation through bankruptcy proceedings and are now held by Magnum Hunter Resources Corporation’s wholly owned subsidiaries, Triad Hunter, LLC, Hunter Disposal, LLC, and Eureka Hunter Pipeline, LLC (Eureka Hunter, LLC is excluded from this report).  Also see Note 7.

Total consideration paid for Triad Hunter LLC and Hunter Disposal LLC was $78,320,294.

Consideration was composed of the following.
Contribution by Parent company	$77,545,828
Assumed debt	774,466
Total consideration	$78,320,294

The consideration was allocated as follows:

Cash	$3,581,586
Accounts Receivable	3,872,395
Inventory	684,656
Other Current Assets	183,542
Oil and Gas Properties	70,997,053
Water Disposal System	988,000
Machinery and Equipment	3,022,844
Other Long-Term Assets	549,826
Liabilities Assumed	(3,298,816)
Asset Retirement Liability	(2,260,792)
Total	$78,320,294

NOTE 5 — ASSET RETIREMENT OBLIGATIONS

The Company accounts for asset retirement obligations based on the guidance of ASC 410 which addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. ASC 410 requires that the fair value of a liability for an asset’s retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. We have included estimated future costs of abandonment and dismantlement in our successful efforts amortization base and amortize these costs as a component of our depreciation, depletion, and accretion expense in the accompanying combined financial statements.

TRIAD HUNTER, LLC AND HUNTER DISPOSAL, LLC
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

The following table summarizes the Companys’ asset retirement obligation transactions during the six month period ended June 30, 2010:

June 30, 2010
Asset retirement obligation at beginning of period	$161,270

Liabilities incurred	-
Liabilities settled	-
Accretion expense	92,353
Revisions in estimated liabilities	2,098,000
Asset retirement obligation at end of period	$2,351,623

NOTE 6 — NOTES PAYABLE

Notes payable at June 30, 2010 consisted of the following:

June 30, 2010
Various equipment notes payable with maturity dates August 2010 to February 2015, interest rates of 0.00% - 9.24%	$700,209
Less: current portion	(168,708)
Total Long-Term Debt	$531,501

The following table presents the approximate annual maturities of note payable:

2010	$134,903
2011	159,116
2012	126,354
2013	89,937
Thereafter	189,899
Total	$700,209

NOTE 7 — SHAREHOLDERS’ EQUITY

On February 12, 2010, Magnum Hunter Resources Corporation purchased the assets of the Companies (See Note 4). As a result of the purchase, the Companies eliminated previously recorded common stock, treasury stock, additional paid in capital, non-controlling interest and retained earnings on its balance sheet. The Companies’ assets and liabilities were adjusted to the fair value of assets acquired and liabilities assumed by Magnum Hunter. These adjustments resulted in the recording of contributed capital from Magnum Hunter of $77,545,828.

NOTE 8 — SUBSEQUENT EVENTS

There were no subsequent events from June 30, 2010 through October 28, 2010.